UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): October 15, 2014

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Our principal operating subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., has entered into an Assumption Agreement, effective October 15, 2014, with Citizens Property Insurance Corporation, an entity created by the Florida Legislature. The agreement sets forth the terms by which our insurance subsidiary may assume policies from Citizens when such assumptions are approved by the Florida Office of Insurance Regulation. The Assumption Agreement appears as Exhibit 10.1 to this Form 8-K.

Item 5.02	Compensatory Arrangements of Certain Officers

On December 4, 2014, our compensation committee established a plan to award cash bonuses to certain of our executives, including “named executive officers,” as set forth below.

Name and office	Cash Bonus
Paresh Patel, chief executive officer	$3,125,000
Richard R. Allen, chief financial officer	$165,000
Anthony Saravanos, president—real estate division	$165,000
Scott R. Wallace, president—property and casualty division	$165,000
Andrew L. Graham, general counsel	$165,000

On January 19, 2015, our compensation committee established a cash bonus plan for our chief executive officer, Paresh Patel. The plan is a sub-plan under and is subject to the terms and conditions of our 2012 Omnibus Incentive Plan. To qualify for the bonus, the company, on a consolidated basis, for the one year period beginning December 1, 2014 and ending November 30, 2015 must have earnings before interest and the provision for income taxes of at least $75 million after excluding this bonus; any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transitional, one-time or similar items or charges; and the diluted impact of goodwill on acquisitions.

If that performance goal is met, Mr. Patel will qualify for a cash bonus equal to 3.25% of earnings before interest and the provision for income taxes for the annual period described above, adjusted as described above. The compensation committee has the discretion to reduce the bonus amount. Mr. Patel has agreed that in the event the company is required to restate its financial statements due to material noncompliance with any financial reporting requirement he will repay any portion of this bonus compensation that would not have been awarded under the restated financial statements.

Item 9.01.	Exhibits

Exhibit 10.1    Assumption Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 28, 2015.

HCI GROUP, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.